Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2017 Financial Results

Wilmington, DE – January 25, 2018 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter and full year 2017.

Highlights

•	Fourth quarter and full year pre tax income of $10.2 million and $40.4 million , respectively, from continuing operations

•	Net interest income increased 7% to $26.7 million for the quarter ended December 31, 2017, compared to $25.0 million for the quarter ended December 31, 2016.

•	Net interest margin increased to 3.11% for the quarter ended December 31, 2017, compared to 2.84% for the quarter ended December 31, 2016.

•	Prepaid fees for the quarter ended December 31, 2017 increased to $14.1 million, or 18%, compared to fourth quarter 2016.

•	Loans increased 14% to $1.39 billion at December 31, 2017, compared to $1.22 billion at December 31, 2016.

•	Security backed lines of credit ("SBLOC") increased 16% to $730.5 million at December 31, 2017, compared to $630.4 million at December 31, 2016.

•	Direct lease financing increased 9% to $378.0 million at December 31, 2017 compared to $346.6 million at December 31, 2016.

•	Small Business Administration ("SBA") loans increased 9% to $401.9 million at December 31, 2017, compared to $369.8 million at December 31, 2016.

•	The rate on average deposits and interest bearing liabilities of $3.71 billion in the fourth quarter of 2017 was 0.45% with a rate of 0.56% for $2.05 billion of average prepaid card deposits.

•	Assets held for sale from discontinued operations decreased 16% to $304.2 million at December 31, 2017, compared to $360.7 million at December 31, 2016.

•	Consolidated leverage ratio was 7.9% at December 31, 2017, after the deferred tax adjustment relating to the tax reform reduction in the corporate tax rate.

•	Book value per common share at December 31, 2017 was $5.81 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "2017 was a year of accomplishments and transition for The Bancorp.  We made significant progress in reducing the risk of  the institution and greatly enhancing productivity and efficiency while setting the necessary conditions for future success."

While fourth quarter income before tax for continuing operations amounted to $10.2 million, a fourth quarter 2017 loss resulted from an additional tax provision of  approximately $18 million resulting from the legislative change in tax rates applied to deferred tax assets. While the statutory federal rate was reduced from 34% to 21%, which reduced the carrying value of deferred tax assets, future income will be taxed at the 21% rate.  The Bancorp reported net loss of $12.4 million, or $0.22 loss per diluted share, for the quarter ended December 31, 2017, compared to a net loss of $28.7 million, or $0.52 loss per diluted share for the quarter ended December 31, 2016.  For full year 2017, Bancorp reported net income of $21.7 million, or $0.39 earnings per diluted share, compared to a net loss of $96.5 million, or $2.17 loss per diluted share, in full year 2016. The impact of deferred tax adjustments which reduced net income in 2017 is shown in the footnotes for return on assets and return on equity in the table section of this release. Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 7.90%, 16.75%, 17.11% and 16.75%, respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. In connection with the pending sale of a Florida mall property, a charge of $3.0 million was recorded in discontinued operations in the fourth quarter of 2017. The following is a reconciliation of pre tax income to adjusted operating earnings, a non-GAAP measure which reflects the financial impact of that charge:

Three months ended
December 31, 2017
(in thousands)
Pretax income (loss):
Continuing operations	$10,181
Discontinued operations	(1,429)
Total	8,752
Add back:
Loss on mall	3,000
Pretax income excluding loss on mall (1)	$11,752

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance measure. Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors' understanding of Bancorp's business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 26, 2018 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 5485438.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 2, 2018 by dialing 855.859.2056, access code 5485438.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2017	2016	2017	2016
	(dollars in thousands except per share data)

Net interest income	$26,687	$24,978	$106,680	$89,966
Provision for loan and lease losses	770	1,550	2,920	3,360
Non-interest income
Service fees on deposit accounts	1,893	1,789	6,788	5,124
Card payment and ACH processing fees	1,722	1,343	6,318	5,526
Prepaid card fees	14,095	11,993	53,367	51,326
Gain on sale of loans	384	2,092	17,919	2,901
Gain on sale of investment securities	636	40	2,231	3,171
Change in value of investment in unconsolidated entity	-	(25,220)	(20)	(37,533)
Leasing income	575	551	2,663	2,007
Affinity fees	100	1,056	1,545	4,563
Gain on sale of health savings accounts	-	-	2,538	-
Loss from sale of European prepaid card operations	-	-	(3,437)	-
Other non-interest income	744	710	1,636	5,401
Total non-interest income	20,149	(5,646)	91,548	42,486
Non-interest expense
Losses and write downs on other real estate owned	-	-	19	-
Bank Secrecy Act and lookback consulting expenses	-	5	-	29,081
One time fee to exit data processing contract	-	-	1,136	-
Civil money penalty	(210)	-	2,290	-
Other non-interest expense	36,095	42,123	151,469	169,492
Total non-interest expense	35,885	42,128	154,914	198,573
Income (loss) from continuing operations before income tax expense	10,181	(24,346)	40,394	(69,481)
Income tax expense (benefit)	23,513	2,557	23,056	(12,664)
Net income (loss) from continuing operations	(13,332)	(26,903)	17,338	(56,817)
Discontinued operations
Income (loss) from discontinued operations before income taxes	(1,429)	(5,044)	4,059	(43,117)
Income tax benefit	(2,326)	(3,278)	(276)	(3,442)
Net income (loss) from discontinued operations, net of tax	897	(1,766)	4,335	(39,675)
Net income (loss) available to common shareholders	$(12,435)	$(28,669)	$21,673	$(96,492)

Net income (loss) per share from continuing operations - basic	$(0.24)	$(0.49)	$0.31	$(1.28)
Net income (loss) per share from discontinued operations - basic	$0.02	$(0.03)	$0.08	$(0.89)
Net income (loss) per share - basic	$(0.22)	$(0.52)	$0.39	$(2.17)

Net income (loss) per share from continuing operations - diluted	$(0.24)	$(0.49)	$0.31	$(1.28)
Net income (loss) per share from discontinued operations - diluted	$0.02	$(0.03)	$0.08	$(0.89)
Net income (loss) per share - diluted	$(0.22)	$(0.52)	$0.39	$(2.17)
Weighted average shares - basic	55,759,372	55,419,204	55,686,507	44,567,357
Weighted average shares - diluted	56,656,710	55,790,543	56,176,269	44,776,138

For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$3,152	$5,813	$6,458	$4,127
Interest earning deposits at Federal Reserve Bank	841,471	328,023	475,387	955,733
Securities sold under agreements to resell	64,312	65,095	65,076	39,199
Total cash and cash equivalents	908,935	398,931	546,921	999,059

Investment securities, available-for-sale, at fair value	1,294,484	1,196,956	1,149,116	1,248,614
Investment securities, held-to-maturity	86,380	86,402	93,419	93,467
Loans held for sale, at fair value	503,316	380,272	542,819	663,140
Loans, net of deferred fees and costs	1,392,228	1,374,060	1,370,263	1,222,911
Allowance for loan and lease losses	(7,096)	(7,283)	(7,353)	(6,332)
Loans, net	1,385,132	1,366,777	1,362,910	1,216,579
Federal Home Loan Bank & Atlantic Community Bancshares stock	991	991	6,211	1,613
Premises and equipment, net	20,051	21,087	22,004	24,125
Accrued interest receivable	10,900	10,131	10,880	10,589
Intangible assets, net	5,377	5,185	5,515	6,906
Other real estate owned	593	-	-	104
Deferred tax asset, net	34,802	53,017	53,226	55,666
Investment in unconsolidated entity	74,473	107,711	120,862	126,930
Assets held for sale from discontinued operations	304,170	314,994	336,246	360,711
Other assets	78,543	51,164	53,888	50,611
Total assets	$4,708,147	$3,993,618	$4,304,017	$4,858,114

Liabilities:
Deposits
Demand and interest checking	$3,806,965	$3,113,212	$3,437,482	$3,816,524
Savings and money market	453,877	452,183	438,602	421,780
Total deposits	4,260,842	3,565,395	3,876,084	4,238,304

Securities sold under agreements to repurchase	217	180	273	274
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	42,323	42,482	42,680	263,099
Other liabilities	67,214	32,699	40,560	44,073
Total liabilities	$4,383,997	$3,654,157	$3,972,998	$4,559,151

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,861,150 and 55,419,204 shares issued at December 31, 2017 and 2016, respectively	55,861	55,860	55,858	55,419
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	363,196	362,340	361,478	360,564
Accumulated deficit	(89,484)	(77,850)	(85,114)	(111,941)
Accumulated other comprehensive loss	(4,557)	(23)	(337)	(4,213)
Total shareholders' equity	324,150	339,461	331,019	298,963

Total liabilities and shareholders' equity	$4,708,147	$3,993,618	$4,304,017	$4,858,114

Average balance sheet and net interest income	Three months ended December 31, 2017			Three months ended December 31, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,749,644	$19,764	4.52%	$1,717,927	$18,374	4.28%
Leases - bank qualified*	19,510	383	7.85%	21,018	414	7.88%
Investment securities-taxable	1,329,508	9,132	2.75%	1,371,209	8,437	2.46%
Investment securities-nontaxable*	13,119	119	3.63%	37,529	156	1.66%
Interest earning deposits at Federal Reserve Bank	386,796	1,241	1.28%	403,834	560	0.55%
Federal funds sold and securities purchased under agreement to resell	64,839	379	2.34%	39,485	151	1.53%
Net interest earning assets	3,563,416	31,018	3.48%	3,591,002	28,092	3.13%

Allowance for loan and lease losses	(7,079)			(5,781)
Assets held for sale from discontinued operations	311,005	3,062	3.94%	377,044	3,238	3.44%
Other assets	190,465			257,469
	$4,057,807			$4,219,734

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,205,273	$3,319	0.41%	$3,405,296	$2,182	0.26%
Savings and money market	454,038	545	0.48%	407,039	498	0.49%
Total deposits	3,659,311	3,864	0.42%	3,812,335	2,680	0.28%

Short-term borrowings	38,250	138	1.44%	55,913	96	0.69%
Securities sold under agreements to repurchase	219	-	0.00%	304	-	0.00%
Subordinated debentures	13,401	153	4.57%	13,401	137	4.09%
Total deposits and interest bearing liabilities	3,711,181	4,155	0.45%	3,881,953	2,913	0.30%

Other liabilities	14,820			18,896
Total liabilities	3,726,001			3,900,849

Shareholders' equity	331,806			318,885
	$4,057,807			$4,219,734
Net interest income on tax equivalent basis*		$29,925			$28,417

Tax equivalent adjustment		176			200

Net interest income		$29,749			$28,217
Net interest margin *			3.11%			2.84%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Year ended December 31, 2017			Year ended December 31, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,763,392	$78,033	4.43%	$1,587,306	$66,436	4.19%
Leases - bank qualified*	20,750	1,613	7.77%	20,718	1,748	8.44%
Investment securities-taxable	1,284,941	36,121	2.81%	1,303,445	31,219	2.40%
Investment securities-nontaxable*	14,094	470	3.33%	54,271	1,139	2.10%
Interest earning deposits at Federal Reserve Bank	495,568	5,202	1.05%	466,728	2,237	0.48%
Federal funds sold and securities purchased under agreement to resell	61,309	1,310	2.14%	30,448	450	1.48%
Net interest-earning assets	3,640,054	122,749	3.37%	3,462,916	103,229	2.98%

Allowance for loan and lease losses	(6,865)			(4,741)
Assets held for sale	310,058	12,655	4.08%	490,115	18,275	3.73%
Other assets	221,097			266,777
	$4,164,344			$4,215,067

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,371,969	$12,155	0.36%	$3,347,191	$9,399	0.28%
Savings and money market	439,625	2,263	0.51%	394,434	1,526	0.39%
Time	-	-	0.00%	77,576	447	0.58%
Total deposits	3,811,594	14,418	0.38%	3,819,201	11,372	0.30%

Short-term borrowings	24,224	336	1.39%	57,517	359	0.62%
Securities sold under agreements to repurchase	239	-	0.00%	685	2	0.29%
Subordinated debentures	13,401	586	4.37%	13,401	520	3.88%
Total deposits and interest bearing liabilities	3,849,458	15,340	0.40%	3,890,804	12,253	0.31%

Other liabilities	3,329			14,916
Total liabilities	3,852,787			3,905,720

Shareholders' equity	311,557			309,347
	$4,164,344			$4,215,067
Net interest income on tax equivalent basis*		$$120,064			$$109,251

Tax equivalent adjustment		729			1,010

Net interest income		$119,335			$108,241
Net interest margin *			3.04%			2.74%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Year ended	Year ended
	December 31,	December 31,
	2017	2016
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$6,332	$4,400

Loans charged-off:
SBA non real estate	1,171	128
SBA commercial mortgage	-	-
Direct lease financing	926	119
Other consumer loans	110	1,211
Total	2,207	1,458

Recoveries:
SBA non real estate	18	1
Direct lease financing	7	17
Other consumer loans	26	12
Total	51	30
Net charge-offs	2,156	1,428
Provision charged to operations	2,920	3,360

Balance in allowance for loan and lease losses at end of period	$7,096	$6,332
Net charge-offs/average loans	0.12%	0.09%
Net charge-offs/average assets	0.05%	0.03%
(1) Excludes activity from assets held for sale.

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
	(dollars in thousands)

SBA non real estate	$71,263	$72,055	$74,511	$74,644
SBA commercial mortgage	142,086	132,997	126,224	126,159
SBA construction	16,740	14,205	11,057	8,826
Total SBA loans	230,089	219,257	211,792	209,629
Direct lease financing	378,029	369,069	371,002	346,645
SBLOC	730,462	720,279	718,707	630,400
Other specialty lending	30,720	36,664	44,389	11,073
Other consumer loans	14,133	20,107	15,858	17,374
	1,383,433	1,365,376	1,361,748	1,215,121
Unamortized loan fees and costs	8,795	8,684	8,515	7,790
Total loans, net of deferred loan fees and costs	$1,392,228	$1,374,060	$1,370,263	$1,222,911

Small business lending portfolio:	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
	(dollars in thousands)

SBA loans, including deferred fees and costs	236,724	225,909	218,253	215,786
SBA loans included in HFS	165,177	160,855	158,389	154,016
Total SBA loans	$401,901	$386,764	$376,642	$369,802

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2017
The Bancorp, Inc.	7.90%	16.75%	17.11%	16.75%
The Bancorp Bank	7.61%	16.22%	16.58%	16.22%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2016
The Bancorp, Inc.	6.90%	13.34%	13.63%	13.34%
The Bancorp Bank	6.84%	13.24%	13.53%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Selected operating ratios:
Return on average assets (annualized) (1)	nm	nm	0.52%	nm
Return on average equity (annualized) (1)	nm	nm	6.96%	nm
Net interest margin	3.11%	2.84%	3.04%	2.74%
Book value per share	$ 5.81	$ 5.40	$ 5.81	$ 5.40

	Three months ended	Year ended
	December 31, 2017	December 31, 2017

Net income (loss) available to common shareholders	$(12,435)	$21,673
Add:
Q4 deferred tax adjustment: change in rate due to tax reform	18,000	18,000
Subtract:
Q2 reversal of deferred tax valuation allowance	-	(10,940)
Adjusted net income available to common shareholders	$5,565	$28,733
Divided by:
Average assets	4,057,807	4,164,344
Adjusted ROA (1)	0.55%	0.69%

	Three months ended	Year ended
	December 31, 2017	December 31, 2017

Net income (loss) available to common shareholders	$(12,435)	$21,673
Add:
Q4 deferred tax adjustment: change in rate due to tax reform	18,000	18,000
Subtract:
Q2 reversal of deferred tax valuation allowance	-	(10,940)
Adjusted net income available to common shareholders	$5,565	$28,733
Divided by:
Average equity	331,806	311,557
Adjusted ROE (1)	6.71%	9.22%

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance measure. Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses. Other companies may calculate adjusted operating earnings differently. Although this non-GAAP financial measure is intended to enhance investors' understanding of Bancorp's business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
Asset quality ratios:
Nonperforming loans to total loans (2)	0.30%	0.39%	0.41%	0.30%
Nonperforming assets to total assets (2)	0.10%	0.13%	0.13%	0.08%
Allowance for loan and lease losses to total loans	0.51%	0.53%	0.54%	0.52%

Nonaccrual loans	$3,996	$4,953	$5,115	$2,972
Other real estate owned	593	-	104	104
Total nonperforming assets	$4,589	$4,953	$5,219	$3,076

Loans 90 days past due still accruing interest	$227	$354	$494	$661

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$10,963,456	$10,970,085	$11,894,601	$10,647,520

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Analysis of Walnut Street marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
Payments received	(77)
December 31, 2017 Bancorp book value*	$74

Total marks		$(100)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		37%

* Approximately 28% of expected principal recoveries were classified as nonperforming as of December 31, 2017.

Walnut Street portfolio composition as of December 31, 2017

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	44.6%
Office	14.2%
Other	3.3%
Construction and land	23.5%
Commercial non real estate and industrial	4.6%
First mortgage residential owner occupied	4.8%
First mortgage residential non-owner occupied	3.9%
Other	1.1%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of December 31, 2017

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$225	$-
Florida mall held in discontinued OREO	42	27
Previous mark charges	33	33
Mark at December 31, 2017		16
Total	$300	$76	25%

Analysis of large loan relationship principal, nonperforming loans and distribution of marks as of December 31, 2017

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

9 loan relationships > $8 million	$153	$5	$158	$6	$-	$6
Loan relationships < $8 million	40	11	51	4	6	10
	$193	$16	$209	$10	$6	$16

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2016 before marks	$324
Transfer of Florida mall to other real estate owned	(42)
2017 net paydowns	(44)
2017 chargedowns of loans from marks taken in prior years	(13)
Commercial loan discontinued principal December 31, 2017 before marks	225
Marks at December 31, 2017	(16)
Net commercial loan exposure December 31, 2017	209
Residential mortgages	61
Net loans	270
Florida mall in other real estate owned prior to Q4 write down	18
Write down of Florida mall in Q4	(3)
Other 29 properties in other real estate owned	19
Total discontinued assets at December 31, 2017	$304

Discontinued commercial loan composition as of December 31, 2017

Collateral type	Unpaid principal balance	Mark December 31, 2017	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$13	$0.8	6%
Office	8	0.2	3%
Other	43	0.2	0%
Construction and land	85	1.8	2%
Commercial non-real estate and industrial	16	3.3	21%
1 to 4 family construction	26	4.3	17%
First mortgage residential non-owner occupied	19	4.9	26%
Commercial real estate owner occupied:
Retail	10	-	0%
Office	-	-	-
Other	2	-	0%
Residential junior mortgage	1	-	0%
Other	2	-	0%
Total	$225
Less: mark	(16)
Net commercial loan exposure December 31, 2017	$209	$15.5	7%